As amended through
December 9, 2020

BY-LAWS
-of-
ARROW ELECTRONICS, INC.
(herein called the "Corporation")

ARTICLE I

Shareholders

    Section 1.01. Annual Meeting. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before it shall be held on such date in the month of April, May or June in each calendar year, and at such time and place, as shall be fixed by the Board of Directors and stated in the notice or waiver of notice of the meeting.

    Section 1.02. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Chairman of the Board or by resolution of the Board of Directors. Special meetings of shareholders shall be held at such place as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting. At any special meeting of the shareholders only such business may be transacted which is related to the purpose or purposes stated in the notice or waiver of notice of the meeting.

    Section 1.03. Notice of Meetings of Shareholders. Whenever shareholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders may be written or electronic. Notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting, provided, however, that such notice may be given by third class mail not less than twenty-four nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at the shareholder’s address as it appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary of the Corporation a written request that notice to such shareholder be mailed to some other address, then directed to such shareholder at such other address. If transmitted electronically, such notice is given when directed to the shareholder’s electronic mail address as supplied by the shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder’s authorization or instructions.
    When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section.

    Section 1.04. Waivers of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. Waiver of notice may be written or electronic. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

    Section 1.05. Quorum. Presence in person or by proxy of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business.
    When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.
    The shareholders present may adjourn the meeting despite the absence of a quorum and at any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

    Section 1.06. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action; the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.
    When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

    Section 1.07. List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the Corporation officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear form such list of shareholders entitled to vote thereat may vote at such meeting.

    Section 1.08. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for such shareholder by proxy.

        Section 1.09. Inspectors of Election The Board of Directors, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.
        The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

    Section 1.10. Voting. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in such shareholder’s name on the record of shareholders, except as otherwise expressly provided in the Certificate of Incorporation of the Corporation.
    Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the Certificate of Incorporation of the Corporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

    Section 1.11. Organization of Shareholders Meetings. At each meeting of shareholders, the Chairman of the Board or, in his absence, the President or a Vice President shall act as Chairman of the meeting. The Secretary, or in the Secretary’s absence, any person appointed by the Chairman of the meeting as the Secretary thereof, shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the shareholders shall be as determined by the Chairman of the meeting.

SECTION 1.12. Notice of Shareholder Nominations and Business.
(a)    Annual Meetings of Shareholders.
(1)    Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of the shareholders (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such shareholder, as the case may be, who complies with the notice procedures set forth in clauses (2) and (3) of Paragraph (a) of this Section 1.12 and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation as provided in this Section.
(2)    For nominations or other business to be properly brought by a shareholder before an annual meeting pursuant to clause (B) of Paragraph (a)(1) of this Section, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for shareholder action under the Business Corporation Law. Except as provided in Section 1.13 of this Article I, to be timely, a shareholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.
(3)    Notwithstanding anything to the contrary in the second sentence of Paragraph (a)(2) of this Section 1.12, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty (80) days prior to the first anniversary of the preceding annual meeting, a shareholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b)    Special Meetings of Shareholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the entire Board, or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors, who complies with the notice procedures set forth in this Paragraph and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation as provided in this Section. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder’s notice as required by Paragraph (a)(2) of this Section 1.12, shall have been delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth (90th)

day prior to such special meeting and not later than the close of business on the later of (i) the sixtieth (60th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
(c)    General.
(1)    Except as set forth in Section 1.13 of this Article I, only persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12.
(2)    Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.12 and, if any proposed nomination or business is not in compliance with this Section 1.12, to declare that such defective nomination or proposal shall be disregarded.
(3)    For purposes of this Section 1.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(4)    Notwithstanding the foregoing provisions of this Section 1.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy materials with respect to a meeting of shareholders pursuant to Rule 14a-8 under Exchange Act.

SECTION 1.13. Proxy Access.
(a) Notwithstanding anything to the contrary in these By-laws, whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Section 1.13, the Corporation shall include in its proxy materials related to the annual meeting (the “proxy materials”), in addition to any individuals nominated for election by or at the direction of the Board of Directors, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Directors (each such individual being hereinafter referred to as a “Shareholder Nominee”) by a shareholder or group of no more than 20 shareholders that satisfies the requirements of this Section 1.13 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Shareholder”). For purposes of this Section 1.13, the “Required Information” that the Corporation shall include in the proxy materials is (A) the information provided to the secretary of the Corporation concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the proxy materials by the rules and regulations promulgated under the Exchange Act and (B) if the Eligible Shareholder so elects, a written statement in support of the Shareholder Nominee’s candidacy, not to exceed 500 words, delivered to the secretary of the Corporation at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 1.13 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.13, the Corporation may omit from the proxy materials any information or Statement (or portion thereof) that the Board of Directors, in its sole discretion, determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation. The Board of Directors may also, in its sole discretion, include any statement in opposition to the Shareholder Nominee.
(b) To be eligible to require the Corporation to include a Shareholder Nominee in the proxy materials pursuant to this Section 1.13, an Eligible Shareholder must have Owned (as defined below) at least three percent or more of the shares of the Company’s common stock outstanding from time to time (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both (i) the date the Notice of Proxy Access Nomination is delivered or mailed to the secretary of the Corporation in accordance with this Section 1.13 and (ii) the close of business on the record date for determining the shareholders entitled to vote at the annual meeting of shareholders, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 1.13, an Eligible Shareholder shall be deemed to “Own” only those outstanding shares of common stock as to which the Eligible Shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Shareholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Shareholder or any of its Affiliates for any purpose or purchased by such Eligible Shareholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such shareholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding common stock, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such shareholder or its Affiliate or (D) for which the shareholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the shareholder and that expressly directs the proxy holder to vote at the direction of the shareholder. In addition, an Eligible Shareholder shall be deemed to “Own” shares of common stock held in the name of a nominee or other intermediary so long as the shareholder retains the full right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares of common stock. An Eligible Shareholder’s Ownership of common stock shall be deemed to continue during any period in which the shareholder has loaned such shares of common stock, provided that the Eligible Shareholder has the power to recall such loaned shares on five business days’ notice and has in fact recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of shareholders. For purposes of this Section 1.13, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock are “Owned” for these purposes shall be determined by the Board of Directors, in its sole discretion, which determination shall be conclusive and binding on the Corporation and its shareholders. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act.
(c) To be eligible to require the Corporation to include a Shareholder Nominee in the proxy materials pursuant to this Section 1.13, an Eligible Shareholder must provide to the secretary of the Corporation, in proper form and within the times specified below, (i) a written notice expressly electing to have such Shareholder Nominee included in the proxy materials pursuant to this Section 1.13 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, a shareholder’s Notice of Proxy Access Nomination must be delivered to or mailed and received by the secretary at the principal executive office of the Corporation by not later than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than the close of business on the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, the Notice of Proxy Access Nomination by the shareholder to be timely must be so delivered not earlier than the close of business on the 150th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 120th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Corporation. In no event shall the public announcement of a postponement of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.
(d) To be in proper form for purposes of this Section 1.13, the Notice of Proxy Access Nomination delivered or mailed to and received by the secretary shall include the following information:
(1) one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Corporation Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven business days prior to the date the Notice of Proxy Access Nomination is delivered or mailed to the secretary of the Corporation, the Eligible Shareholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide (A) within five business days after the record date for the annual meeting of shareholders, written statements from the record holder or intermediaries between the record holder and the Eligible Shareholder verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Shareholder that such Eligible Shareholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 1.13;
(2) a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(3)  as to each Shareholder Nominee: (A) the name, age, business address and residence address of such Shareholder Nominee, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such Shareholder Nominee and such beneficial owner and (C) all other information relating to such Shareholder Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, including the written consent of the Shareholder Nominee to being named in the proxy materials as a nominee and to serving as a director if elected;
(4) a copy (or if oral a written summary) of any agreement, arrangement or understanding to which the Shareholder Nominee is a party with any person or entity other than the Corporation in connection in connection with service or action as a director, including with respect to any direct or indirect compensation, reimbursement or indemnification;
(5) the written agreement of the Shareholder Nominee, upon such Shareholder Nominee’s election, to be bound by the Corporation’s Code of Business Conduct and Ethics and other similar policies and procedures and to make such acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time;
(6) a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Shareholder nor any Shareholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of shareholders (or any postponement or adjournment thereof) any individual other than the Shareholder Nominee(s) included in the proxy materials pursuant to this Section 1.13, (C) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting (or any postponement or adjournment thereof) other than such Shareholder Nominee(s) or a nominee of the Board of Directors, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has not provided and will not provide facts, statements or information in its communications with the Corporation and its shareholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading, and (G) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and
(7) a written undertaking that the Eligible Shareholder (A) assumes all liability stemming from any legal or regulatory violation arising out of communications with the shareholders by the Eligible Shareholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 1.13, or out of the facts, statements or information that the Eligible Shareholder or its Shareholder Nominee(s) provided to the Corporation pursuant to this Section 1.13 or otherwise in connection with the inclusion of such Shareholder Nominee(s) in the proxy materials pursuant to this Section 1.13, (B) indemnifies and holds harmless the Corporation and each of its directors, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of such Eligible Shareholder’s nomination of a Shareholder Nominee or the Corporation’s inclusion of such Shareholder Nominee in the proxy materials pursuant to this Section 1.13, and (C) will comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting.
At the request of the Corporation, the Shareholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the Corporation’s directors. The Corporation may also require each Shareholder Nominee and the Eligible Shareholder to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such Shareholder Nominee to serve as an independent director

(as determined under the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed or any applicable securities law), (B) that could be material to a shareholder’s understanding of the independence or lack of independence of such Shareholder Nominee or (C) as may reasonably be required by the Corporation to determine whether the Eligible Shareholder meets the criteria for qualification as an Eligible Shareholder.
(e) To be eligible to require the Corporation to include a Shareholder Nominee in the proxy materials pursuant to this Section 1.13, an Eligible Shareholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 1.13 shall be true, correct and complete as of the record date for the annual meeting of shareholders and as of the date that is ten business days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the secretary at the principal executive office of the Corporation not later than close of business on the fifth business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than close of business on the eighth business day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any postponement or adjournment thereof).
(f) In the event that any facts, statements or information provided by the Eligible Shareholder or a Shareholder Nominee to the Corporation or the shareholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect.

(g) Whenever an Eligible Shareholder consists of a group of more than one shareholder, each provision in this Section 1.13 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to comply with such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such shareholder). When an Eligible Shareholder is comprised of a group, a violation of any provision of these By-laws by any member of the group shall constitute a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Shareholder with respect to any annual meeting of shareholders. In determining the aggregate number of shareholders in a group, two or more funds that are part of the same family of funds under common management and investment control (a “Qualifying Fund Family”) shall be treated as one shareholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 1.13, a Qualifying Fund Family whose share Ownership is counted for purposes of determining whether a shareholder or group of shareholders qualifies as an Eligible Shareholder shall provide to the secretary of the Corporation such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, to demonstrate that the funds comprising the Qualifying Fund Family satisfy the definition thereof.
(h) The maximum number of Shareholder Nominees nominated by all Eligible Shareholders and entitled to be included in the proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (A) two or (B) 20% of the number of directors up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 1.13 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number (but higher than two), the closest whole number below 20%; provided that the maximum number of Shareholder Nominees entitled to be included in the proxy materials with respect to a forthcoming annual meeting of shareholders shall be reduced by the number of individuals who were elected as directors at the immediately preceding or second preceding annual meeting of shareholders after inclusion in the proxy materials pursuant to this Section 1.13 and whom the Board of Directors nominates for re-election at such forthcoming annual meeting of shareholders. In the event that one or more vacancies for any reason occur on the Board of Directors after the Final Proxy Access Nomination Date but before the election of directors at the forthcoming annual meeting of shareholders and the Board of Directors elects to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees eligible for inclusion in the proxy materials pursuant to this Section 1.13 shall be calculated based on the number of directors serving as so reduced. Any individual nominated by an Eligible Shareholder for inclusion in the proxy materials pursuant to this Section 1.13 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Shareholder Nominees for purposes of determining when the maximum number of Shareholder Nominees eligible for inclusion in the proxy materials pursuant to this Section 1.13 has been reached. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the proxy materials pursuant to this Section 1.13 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees be selected for inclusion in the proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.13 exceeds the maximum number of Shareholder Nominees eligible for inclusion in the proxy materials pursuant to this Section 1.13(h). In the event the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.13 exceeds the maximum number of nominees eligible for inclusion in the proxy materials pursuant to this Section 1.13, the highest-ranking Shareholder Nominee from each Eligible Shareholder pursuant to the preceding sentence shall be selected for inclusion in the proxy materials until the maximum number is reached, proceeding in order of the number of shares of common stock (largest to smallest) disclosed as Owned by each Eligible Shareholder in the Notice of Proxy Access Nomination submitted to the secretary of the Corporation. If the maximum number is not reached after the highest-ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Shareholder Nominees so selected in accordance with this Section 1.13 (h) shall be the only Shareholder Nominees entitled to be included in the proxy materials and, following such selection, if the Shareholder Nominees so selected are not included in the proxy materials or are not submitted for election for any reason (other than the failure of the Corporation to comply with this Section 1.13), no other Shareholder Nominees shall be included in the proxy materials pursuant to this Section 1.13.
(i) The Corporation shall not be required to include, pursuant to this Section 1.13, a Shareholder Nominee in the proxy materials for any annual meeting of shareholders (i) for which meeting the secretary of the Corporation receives a notice that the Eligible Shareholder or any other shareholder has nominated one or more individuals for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 1.12 of this Article I and such shareholder does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this Section 1.13, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in or has been or is a “participant” in another person’s “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (iii) if such Shareholder Nominee would not qualify as independent (as determined under the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed), (iv) if such Shareholder Nominee is or becomes a party to any agreement, arrangement or understanding that the Shareholder Nominee is a party to with any person or entity other than the Corporation as to how such person, if elected as a director, will act or vote on any issue or question, (v) if such Shareholder Nominee is or becomes a party to any agreement, arrangement or understanding that the Shareholder Nominee is a party to with any person or entity other than the Corporation in connection with any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a trustee which is not promptly disclosed to the Corporation, (vi) if the election of such Shareholder Nominee as a director would cause the Corporation to fail to comply with these By-laws, the Certificate of Incorporation of the Corporation, the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded, or any applicable state or federal law, rule or regulation, (vii) if such Shareholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (viii) if such Shareholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (ix) if such Shareholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (x) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee provides any facts, statements or information to the Corporation or the shareholders required or requested pursuant to this Section 1.13 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Shareholder or Shareholder Nominee pursuant to this Section 1.13 or (xi) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee fails to comply with any of its obligations pursuant to this Section 1.13, in each instance as determined by the Board of Directors, in its sole discretion.
(j) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have failed to comply with its or their obligations, agreements or representations under this Section 1.13, as determined by the Board of Directors or the chairman of the meeting, or (ii) the Eligible Shareholder, or a qualified representative thereof, does not appear at the annual meeting of shareholders to present any nomination of the Shareholder Nominee(s)

included in the proxy materials pursuant to this Section 1.13. For purposes of this Section 1.13 (j), to be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as its proxy at the annual meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.
(k) Any Shareholder Nominee who is included in the proxy materials for an annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting, shall be ineligible for inclusion in the proxy materials as a Shareholder Nominee pursuant to this Section 1.13 for the next two annual meetings of shareholders. For the avoidance of doubt, this Section 1.13 (k) shall not prevent any shareholder from nominating any individual to the Board of Directors pursuant to and in accordance with Section 1.12 of this Article I.
(l) The Eligible Shareholder (including any person who owns shares of capital stock of the Corporation that constitute part of the Eligible Shareholder’s ownership for purposes of satisfying Section 1.13(b) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.
(m) This Section 1.13 provides the exclusive method for a shareholder to require the Corporation to include nominee(s) for election to the Board of Directors in the proxy materials.

ARTICLE II

Directors

    Section 2.01. Number and Powers. The business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least twenty-one years of age. The number of directors which shall constitute the entire Board of Directors shall not be less than three. Subject to such limitation, the number of directors may be fixed and from time to time increased or decreased by action of a majority of the entire Board of Directors or by the shareholders, but no decrease shall shorten the term of any incumbent director. If not otherwise fixed by the Board of Directors or shareholders, the number of directors shall be three.

    Section 2.02. Election and Term. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Unless a particular directorship shall theretofore be vacated by resignation, death, removal, or otherwise, each director shall hold office until the next annual meeting of shareholders, and until such director’s successor has been elected and qualified.

    Section 2.03. Resignations. Any director of the Corporation may resign at any time by giving notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the addressee; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 2.04. Removal of Directors. Any or all of the directors may be removed with or without cause by vote of the shareholders at a duly called meeting.

    Section 2.05. Vacancies. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less then a quorum. Each director so elected shall hold office for the unexpired term of his predecessor, or if such director was elected to fill a newly created directorship, such director shall serve until the next annual meeting of the shareholders and until such director’s successor shall have been duly elected and qualified.

    Section 2.06. Quorum and Voting. One-third of the entire Board of Directors, but not less than two directors, shall constitute a quorum for the transaction of business or of any specified item of business. Except as otherwise provided by statue, the Certificate of Incorporation, or these By-laws, the vote of a majority of the directors present at a meeting at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors.
    A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the directors to another time and place. Notice of any adjournment need not be given if such time and place are announced at the meeting.

    Section 2.07. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be fixed by the Board of Directors and no notice thereof shall be necessary. The annual meeting of the Board of Directors may be held without notice immediately after the annual meeting of the shareholders.

    Section 2.08. Special Meetings. Special meetings shall be called at any time only by the Chairman of the Board or by a majority of the Board of Directors then in office. Special meetings shall be held at such place as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

    Section 2.09. Notice of Meetings. Unless waived, notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) stating the time and place of the meeting, shall be given to each director by delivered letter, by telegram or telex or by personal communication either over the telephone or otherwise, in each such case not later than the first day prior to the meeting, or by mailed letter deposited in the United States mail with postage thereon prepaid not later than the seventh day prior to the meeting. Notice of meetings of the Board of Directors and waivers thereof need not state the purpose or purposes of the meeting.

    Notice of any meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

    Section 2.10. Organization of Meetings of the Board. At each meeting of the Board of Directors, the Chairman of the Board, or in the Chairman of the Board’s absence another director chosen by a majority of the directors present, shall act as Chairman of the meeting. The Secretary or, in the Secretary’s absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board of Directors shall be as determined by the Chairman of the meeting.

    Section 2.11. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance Committee and other committees, each consisting of one or more directors (or such greater number as may be required by applicable law, regulations or rule), and each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters:

(a)    The submission to shareholders of any action that needs shareholders' authorization under the Business Corporation Law.

(b)    The filling of vacancies in the Board of Directors or in any committee.

(c)    The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

(d)    The amendment or repeal of the By-laws, or the adoption of new By-laws.

(e)    The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

    The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors.
    Regular meetings of any such committee shall be held at such time and place as shall from time to time be fixed by such committee and no notice thereof shall be necessary. Special meetings may be called at any time by any member of such committee or by the Board of Directors. Notice of each special meeting of each such committee shall be given (or waived) in the same manner as notice of a meeting of the Board of Directors. A majority of the members of any such committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the committee.

    Section 2.12. Action Without Meeting. To the extent permitted by law, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action.

    Section 2.13. Telephonic Meetings. To the extent permitted by law, any meeting of the Board of Directors or any committee thereof may be held by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III

Officers

    Section 3.01. Election or Appointment; Number. The officers of the Corporation shall be elected or appointed by the Board of Directors. The officers shall be a President, one or more Executive Vice-Presidents, Senior Vice Presidents and/or Vice-Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time determine. Any person may hold two or more offices at the same, except the offices of President and Secretary. Any officer may, but no officer need, be chosen from among the Board of Directors.

    Section 3.02. Term. All officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and each officer shall hold office for the term for which such officer is elected or appointed and until such officer’s successor has been elected or appointed and qualified, but the Board of Directors may remove any officer with or without cause at any time.

    Section 3.03. Authority. The officers shall have the authority, perform the duties and exercise the powers in management of the Corporation usually incident to the offices held by them, respectively, and/or such other authority, duties, and powers as may be assigned to them from time to time by that Board of Directors.

ARTICLE IV

Capital Stock

    Section 4.01. Stock Certificates. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she was such officer at the date of issue.
    Section 4.02. Transfer of Shares. The shares of the Corporation may be transferred only by the holder in person or by the holder’s attorney upon surrender for cancellation of certificates for the shares, with an assignment or power of transfer endorsed therefor or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.
    Section 4.03. Lost or Destroyed Certificates. No certificate for shares shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of such evidence of loss, destruction, or theft and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount and upon such terms and secured by such surety as the Board of Directors may in its discretion require.
    Section 4.04. Transfer Agent and Registrar. The Board of Directors, to the extent permitted by law, shall have power and authority to make all rules and regulations, as it may deem expedient, concerning the issue, transfer and registration of share certificates. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

ARTICLE V

Miscellaneous

    Section 5.01. Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation and the year and state of its organization.

    Section 5.02. Checks. All checks or demands for money shall be signed by such person or persons as the Board of Directors may from time to time determine.

    Section 5.03. Fiscal Year. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall begin the first day of January in each year, and shall end on the thirty-first day of December of such year.

    Section 5.04. Entire Board. As used in these By-laws, the term "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

    Section 5.05. Amendment of By-laws. The By-laws of the Corporation may be amended, repealed or adopted by the Board of Directors or by vote of the holders of the shares at the time entitled to vote in the election of any directors, except that any amendment by the Board of Directors changing the numbers of directors shall require the vote of a majority of the entire Board and except that any By-law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as provided in the Business Corporation Law of the State of New York (the “Business Corporation Law”).

ARTICLE VI

Indemnification

    Section 6.01. Indemnification of Directors and Officers. The Corporation shall indemnify any person who is or was a director or officer of the Corporation and who is made, or threatened to be made, a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or has served in any capacity at the request of the Corporation, by reason of the fact that such person, such person’s testator or intestate, is or was a director or officer of the Corporation, or is or was serving such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity against all loss and expense including, without limiting the generality of the foregoing, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees and disbursements actually and necessarily incurred as a result of such action or proceeding, or any appeal therein; provided, however, that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that such person’s acts were committed in bad faith or were the result of active and deliberate dishonestly and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which he was not legally entitled.
    In any case in which a director or officer of the Corporation (or a representative of the estate of such director or officer) requests indemnification, upon such person's request the Board of Directors shall meet within one month thereof to determine whether such person is eligible for indemnification in accordance with the standard set forth above. Such determination shall be made:

(a)    by the Board of Directors acting by a quorum consisting of directors who are not parties to the action or proceeding in respect of which indemnification is sought; or

(b)    if such quorum is unobtainable or if directed by such quorum, then by either (i) the Board of Directors upon the option in writing of independent legal counsel that indemnification is proper in the circumstances because such person is eligible for indemnification in accordance with the standard set forth above, or (ii) by the shareholders upon a finding that such person is eligible for indemnification in accordance with the standard set forth above. Notwithstanding the foregoing, a determination of eligibility for indemnification may be made in any manner permitted by law.

    The Corporation shall advance defense expenses incurred by any person who is made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether by or in the right of the Corporation or otherwise, by reason of the fact that such person, such person’s testator or intestate, is or was a director or officer of the Corporation, or is serving or has served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation while such person is or was such a director or officer, upon request of such person and receipt of an undertaking by such person or on such person’s behalf to repay amounts advanced if it is ultimately determined that such person was not eligible for indemnification in accordance with the standard set forth above.
    The foregoing provisions of this Section shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves in such capacity at any time while this Section 6.01 and the relevant provisions of the Business Corporation Law are in effect, and any repeal or modification of this Section or such provisions of the Business Corporation Law shall not affect any rights or obligations existing prior to such modification or repeal with respect to any action or proceeding theretofore or thereafter brought; provided, however, that the right of indemnification provided in this Section shall not be deemed exclusive of any other rights to which any director or officer of the Corporation may now be or hereafter become entitled apart from this Section, under any applicable law including the Business Corporation Law. Notwithstanding the foregoing, the Corporation shall enter into such additional contracts providing or indemnification and advancement of expenses with officers, directors, employees, and agents of the Corporation or its subsidiaries and affiliates as the Board of Directors shall authorize, provided that the terms of any such contract shall be not inconsistent with the provisions of this Section, and provided further that the Corporation shall provide notice of such contracts in accordance with the following paragraph.
    If any action with respect to indemnification of directors and officers is taken by way of amendment to these By-laws, resolution of the Board of Directors, or by agreement, then the Corporation shall give such notice to the shareholders as is required by law.